POWER OF ATTORNEY
FOR
SEC FILINGS UNDER SECTION 16 AND RULE 144


   Know all by these presents, that the undersigned hereby constitutes and appoints each of:

(a) Jonathan J. Doyle, Kary Bahr and Beth Suzanski, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16"), Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), or any other rule or regulation of the SEC;

2) execute, for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Raymond
James Financial, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(b) Kelly Peterson, Mario Esposito, Tracey Cornelison, Mohammed Alshatri and Melissa Fisher, in his or her capacity as a duly authorized representative of Raymond James & Associates, Inc., a Florida corporation and wholly-owned subsidiary of the Company
(the "Broker"), or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1) execute for and on behalf of the undersigned any Notice of Proposed Sale of Securities on Form 144 ("Form 144"), and any amendments thereto pursuant to Rule 144, and timely file such Form 144 with the SEC, in connection with the undersigned's disposition of securities of the Company; and

2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in securities of the Company from any third party, including brokers (including the Broker), employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney, and hereby approves and ratifies any such release of such information; and

(c) with respect to each of (a) and (b) hereinabove:

1) do and perform any and all further acts, for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4 and 5, Form 144, or other form or report, complete and execute any amendment or amendments thereto, and timely file such form or report with the SEC and, where applicable, the New York Stock Exchange or similar authority; and

2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby further grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

   The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or the Broker assuming, any of the undersigned's responsibilities to comply with Section 16, Rule 144, or the respective rules and regulations thereunder ("Law"). The undersigned further acknowledges that it is his/her responsibility to provide information to the attorneys-in-fact on a timely basis with respect to any proposed transaction that could require the filing of any Form 4 or 5, or Form 144, and to respond in a timely manner to all communications, notices and inquiries from the attorneys-in-fact, the Company or the Broker, or their respective representatives, with respect to any proposed transaction. The undersigned further acknowledges that failure to provide information on a timely basis, or to respond in a timely manner to such notices, communications and inquiries, could result in the failure to make timely filing of these documents as required by Law, which could result in violations of Law by the undersigned, as well as public disclosure of delinquent filings by the undersigned.
The undersigned further acknowledges that the responsibility for timely filing continues to be that of the undersigned and, in that regard, releases the attorneys-in-fact, the Company and the Broker from any liability with respect to any action taken or omitted in good faith by them in connection with such filings.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5, or Form 144, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 8th day of May, 2023.


/s/ Jodi Perry
________________________
Signature

Jodi Perry
________________________
Print Name

WITNESSES:

/s/ Justyna Lomot
________________________
Signature

Justyna Lomot
________________________
Print Name


/s/ Gretchen Doane
________________________
Signature

Gretchen Doane
________________________
Print Name


Signed before me this 8th day of May, 2023

/s/ Cynthia A. Crane
________________________
Notary Public

Notary Public, State of Florida
Cynthia A. Crane
My Commission # HH 096084
Expires: June 22, 2025
Bonded Thru Notary Public Underwriters